EXHIBIT 10.1

AMENDMENT NO. 3 TO MANAGEMENT SERVICES AGREEMENT

This Amendment Number 3 to an Amended and Restated Management Services Agreement (the “ Amendment ”) is dated as of October 3, 2014, and is between SP Corporate Services LLC (“ SP Corporate ”), a Delaware limited liability company having an office at 590 Madison Avenue, 32nd Floor, New York, New York 10022, and Steel Excel Inc., a Delaware corporation (the “ Company ”), having an office at 1133 Westchester Avenue, Suite N222, White Plains, NY 10604.

RECITALS

WHEREAS, the parties have previously entered into an Amended and Restated Management Services Agreement dated as of January 1, 2012 (the “ Agreement ”), as amended pursuant to Amendment No. 1 dated as of April 5, 2013, and Amendment No. 2 dated as of January 1, 2014, whereby SP Corporate furnishes certain services to the Company and its subsidiaries; and

WHEREAS, the parties wish to modify the fee payable to SP Corporate by the Company under the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     In Section 3.01, the amount “$8,000,000” shall be changed to read “$8,150,000.”

2.     This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

The parties have duly executed this Amendment as of the date first above written.

SP CORPORATE SERVICES LLC	STEEL EXCEL INC.
By:	By:

Name: James F. McCabe, Jr.	Name: Jack L. Howard
Title: President	Title: Principal Executive Officer